Exhibit 99.1

                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND

SECURITIES AND          :
EXCHANGE COMMISSION
                        :

v.                      : Civil Action No. DKC 2003-1213

                        :
1ST ATLANTIC
GUARANTY CORPORATION    :

                  ORDER EXTENDING TEMPORARY RESTRAINING ORDER,
                    FREEZE OF PAYMENTS TO CERTIFICATE HOLDERS

      AND NOW, this 17th day of June, 2003, upon consideration of the Court's prior orders entering a temporary retraining order and freezing payments to 1st Atlantic's certificate holders until June 17, 2003; and

      Upon the parties' consent to the following relief, and with Defendant having answered the Complaint and denying, inter alia, that it has violated the 1940 Act, IT IS, by the United States District Court for the District of Maryland, ORDERED that:

      1. The temporary restraining order and freeze on payments ordered on April 23, 2003 and extended through June 17, 2003, BE and the same hereby IS, FURTHER EXTENDED up to and including July 8, 2003;

      2. A further telephone status conference will be conducted on Tuesday, July 8, 2003, at 9:00 a.m.

      3. The court will notify the Bankruptcy Court that this case is affected by the Bankruptcy case concerning John L. Lawbaugh (Case No. 03-16060) and will ascertain what the schedule will be in that case;

      4. The Order sealing portions of the record continues in effect pending further Order of court;


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      5. Defendant shall provide updated reports to the court and other parties within 48 hours, concerning any change in the status of the Geneva transaction, as well as any communication from any certificate holder; and

      6. The Clerk will transmit this Order to counsel for the parties and to Gloria R. Teasley on behalf of Mr. Lawbaugh.


                                        /s/
                                        ----------------------------------------
                                        DEBORAH K. CHASANOW
                                        United States District Judge


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